Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

SUNation Energy, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered		Proposed Maximum Offering Price Per Share		Maximum Aggregate Offering Price		Fee Rate(3)	Amount of Registration Fee
Newly Registered Securities
Fees to Be Paid	Equity Other Debt Other Unallocated (Universal Shelf)	Common Stock, par value $0.05 per share Preferred Stock, par value $1.00 per share Senior Debt Securities Subordinated Debt Securities Stock Purchase Contracts Warrants Rights Units	457(o)		(1)		(1)		(1)
	Unallocated (Universal) Shelf	(2)	457(o)		(1)		(1)	$16,200,000		0.0001531	$2,480.22
	Total Offering Amounts										$2,480.22
	Total Fees Previously Paid										-
	Total Fee Offsets										-
	Net Fees Due										$2,480.22

(1)	The Registrant previously registered the offer and sale of certain securities, including its common stock, par value $0.05 per share, having a proposed maximum aggregate offering price of $100,000,000 pursuant to Registration Statement on Form S-3 (File No. 333-267066), which was filed on August 25, 2022 and declared effective by the SEC on September 2, 2022 (the “Prior Registration Statement”). As of the date hereof, a balance of $79,000,000 of such securities remains unsold under the Prior Registration Statement. In accordance with Rule 462(b) under the Securities Act of 1933, as amended, General Instruction IV(A) of Form S-3, the Registrant is hereby registering the offer and sale of an additional $16,200,000 of securities. The additional amount of securities that is being registered for offer and sale represents no more than 20% of the maximum offering price of the remaining securities available to be sold under the Prior Registration Statement.

(2)	There are being registered hereunder such number of securities or aggregate principal amount, as the case may be, of common stock and such indeterminate number of warrants and/or pre-funded warrants to purchase common stock, as shall have an aggregate offering price not to exceed $16,200,000. Any securities registered hereunder may be sold separately or in combination with the other securities registered hereunder.

(3)	Determined in accordance with Section 6(b) of the Securities Act at a rate equal to $153.10 per $1,000,000 of the proposed maximum offering price.